EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-238879) on Form S-3 and the registration statements (Nos. 333‑117896, 333-103467, 33-15894, and 33-15895) on Form S-8 of our reports dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II listed in the Index in Item 15(a)(2) of Werner Enterprises, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska
February 28, 2022